UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2011

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0604593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Savings Restoration Plan

On December 6, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of SunCoke Energy, Inc. (the “Company”) adopted the SunCoke Energy, Inc. Savings Restoration Plan (the “SRP”) effective as of January 1, 2012 for the benefit of selected executive officers, including all of the named executive officers who are then employed by the Company, and other employees of the Company and related employers who adopt the SRP. The SRP is a supplemental plan to the SunCoke Profit Sharing and Retirement Plan (the “401(k) Plan”) and will be administered by the Employee Benefits and Investment Committee of the Company (the “Plan Administrator”). Participants in the SRP will be designated by the Plan Administrator from among those employees whose compensation is expected to exceed the limitation on compensation for purposes of the 401(k) Plan imposed by reason of the compensation limit under Section 401(a)(17) the Internal Revenue Code of 1986, as amended (the “Compensation Cap”).

Prior to each calendar year, participants in the SRP may irrevocably elect to defer on a pretax basis (i) up to 50% of the portion of such participant’s salary for such calendar year payable after the date that the participant reaches the Compensation Cap and (ii) up to 100% of the portion of the participant’s annual bonus payable in respect of such calendar year that is paid after the participant reaches the Compensation Cap in the year the bonus is paid.

In addition, each participant’s employer will allocate to such participant’s SRP account a matching contribution equal to 100% of the first 5% of compensation that is deferred to the SRP and an annual employer “safe harbor” contribution equal to 3% of the participant’s compensation that is deferred to the SRP. In addition, participants may receive additional employer contributions in such amount and at such times as determined by the participant’s employer, in its sole discretion.

Participants will be fully vested in matching contributions and additional discretionary employer contributions upon completion of three years of service with the Company or another participating employer or upon termination of the SRP, if earlier. Participants will be immediately vested in all employee contributions and safe harbor contributions.

The SRP is an unfunded plan. All amounts deferred under the SRP shall be credited to individual participant accounts. These accounts shall be deemed to be invested in the default fund designated by the Plan Administrator or such other available investment funds as are designated by the participant.

The balance in a participant’s SRP accounts generally will be distributed in a lump sum on the first day of the seventh month following the date of the participant’s separation from service with the Company or other affiliated employer, provided that a participant may elect to receive amounts payable upon retirement in up to ten annual installments. However, if the participant’s total account balance is less than $50,000 at the time of the participant’s retirement, the account balance will be paid in a lump sum regardless of any election to receive installment payments. A participant’s account balance will become immediately payable to a participant’s beneficiary in a lump sum upon the participant’s death.

Participants also may elect to receive their employee deferrals (but not any employer contributions) on a specified date not earlier than the January 1 following three years from the end of the calendar year for which the election was made, provided that if the participant experiences a separation from service or dies prior to such designated date, distribution of the participant’s account will be made in accordance with the provisions for payment upon separation from service or death described above.

The foregoing summary is qualified in its entirety by reference to the complete text of the SRP, which is incorporated by reference herein and filed as Exhibit 10.1 to this Current Report on Form 8-K.

2011 Executive Annual Incentive Plan

On December 6, 2011, the Committee also adopted the SunCoke Energy Executive Annual Incentive Plan for 2011 (the “2011 EIP”) effective as of January 1, 2011 and ratified the performance measures set forth in the 2011 EIP. The performance measures for 2011 were initially established in the first quarter of 2011 by management of Sunoco, Inc. (“Sunoco”), prior to the initial public offering of the Company’s common stock.

The Committee will determine the actual cash bonuses, if any, paid to the Company’s executive officers who participate in the 2011 EIP, including all of the named executive officers who are then employed by the Company, in February 2012. The cash bonuses under the 2011 EIP will be calculated based on (i) a predetermined target level for each executive officer, which is a percentage of each participant’s annual base salary in effect as of December 31, 2011 (defined in the 2011 EIP as the “Base Amount”), (ii) the level of attainment of the predetermined corporate performance measures and (iii) individual performance.

The Committee ratified the following six corporate performance measures under the 2011 EIP that were originally established by management of Sunoco (the weighting of the applicable performance measure with respect to total corporate performance is included in brackets): (i) Net Income After Taxes (50%); (ii) Return on Capital Employed (15%); (iii) Cash Flow (10%); (iv) Safety Performance (10%); (v) Environmental Performance (10%); and (vi) Domestic Coke Plant Asset Utilization (5%). The Committee also will take individual performance into account under the 2011 EIP, taking into consideration the participant’s overall performance and his or her contributions to the Company during the applicable year.

The terms of the 2011 EIP provide the Committee with the discretion to apply positive or negative adjustments to payouts to individual participants. However, in no event may a participant’s individual annual bonus under the 2011 EIP exceed 200% of the applicable participant’s Base Amount.

The foregoing summary is qualified in its entirety by reference to the complete text of the 2011 EIP, which is incorporated by reference herein and filed as Exhibit 10.2 to this Current Report on Form 8-K

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	SunCoke Energy, Inc. Savings Restoration Plan, effective as of January 1, 2012

10.2	SunCoke Energy Executive Annual Incentive Plan for 2011, effective as of January 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer

Date: December 9, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	SunCoke Energy, Inc. Savings Restoration Plan, effective as of January 1, 2012

10.2	SunCoke Energy Executive Annual Incentive Plan for 2011, effective as of January 1, 2011